                                                                   Exhibit 10.10

PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. A COMPLETE COPY OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                NEWS REPORT
                                BROADCASTING
                                AGREEMENT

                                AUSTEREO NETWORK

                                THE AUSTRALIAN TRAFFIC NETWORK PTY LIMITED (ATN) AUSTEREO PTY LIMITED (BROADCASTER)


                                     News report broadcasting agreement / page 1

NEWS REPORT BROADCASTING AGREEMENT
AUSTEREO NETWORK


DETAILS                                                                        5

AGREED TERMS                                                                   6

1. DEFINED TERMS & INTERPRETATION                                              6
   1.1.    Defined terms                                                       6
   1.2.    Interpretation                                                      8
   1.3.    Headings                                                            9
2. Term                                                                        9
3. Reports                                                                    10
   3.1.    Provision of Reports                                               10
   3.2.    Method of provision of Reports                                     10
   3.3.    Broadcasting of Reports                                            11
   3.4.    Additional Reports                                                 11
   3.5.    Restricted Days                                                    13
   3.6.    Default in Provision of Reports and Links                          13
4. Tags                                                                       13
5. Production Services                                                        14
6. Report and Tag requirements                                                15
7. Changes to Broadcasting Schedule                                           16
8. Clearance of Reports and Tags                                              17
9. Payments                                                                   17
   9.1.    Payment of Tag Broadcast Fee and Production Fee                    17
   9.2.    Broadcaster's Statement                                            17
   9.3.    Payment of amounts                                                 18
   9.4.    Resolution of disputes                                             18
   9.5.    Dispute resolution procedure                                       18
10. Restriction                                                               19
11. Intellectual Property Rights                                              19
   11.1.   The Reports                                                        19
   11.2.   Third Party Licences                                               20
   11.3.   The Tags                                                           21
12. Restraints                                                                21
   12.1.   Restricted clients                                                 21
   12.2.   Other stations                                                     22
   12.3.   Reporting                                                          22
   12.4.   Non-solicitation of employees                                      22
   12.5.   Review of restricted clients                                       23
13. Acknowledgement and warranties                                            23
   13.1.   Broadcaster's acknowledgement                                      23
   13.2.   Broadcaster's warranties                                           23



                                     News report broadcasting agreement / page 2

   13.3.   ATN warranties                                                     24
14. Termination                                                               24
   14.1.   Termination                                                        24
   14.2.   Notification of events                                             25
   14.3.   Accrued rights and remedies                                        25
15. Indemnity and insurance                                                   26
   15.1.   ATN's indemnity                                                    26
   15.2.   Broadcaster's indemnity                                            26
   15.3.   Insurance                                                          27
16. Confidential information                                                  27
   16.1.   Definition                                                         27
   16.2.   Use and disclosure                                                 27
   16.3.   Permitted disclosure                                               28
   16.4.   Recipient's obligations                                            28
   16.5.   Disclosure law                                                     28
17. Dispute resolution                                                        29
   17.1.   No arbitration or court proceedings                                29
   17.2.   Notification                                                       29
   17.3.   Parties to resolve Dispute                                         29
   17.4.   Appointment of mediator                                            29
   17.5.   Role of mediator                                                   29
   17.6.   Confidentiality                                                    29
   17.7.   Costs                                                              30
   17.8.   Termination of process                                             30
   17.9.   Breach of this clause                                              30
18. Notices and other communications                                          30
   18.1.   Service of notices                                                 30
   18.2.   Effective on receipt                                               30
19. Force majeure                                                             31
20. Goods And Services Tax                                                    31
   20.1.   Consideration does not include GST                                 31
   20.2.   Gross up of consideration                                          31
   20.3.   Reimbursements                                                     31
   20.4.   Tax invoices                                                       31
   20.5.   Adjustments                                                        32
   20.6.   Interpretation                                                     32
   20.7.   Non-monetary consideration                                         32
21. Relationship                                                              33
22. Governing law and jurisdiction                                            33
23. Counterparts                                                              33
24. Alteration                                                                33
25. Assignment                                                                33
26. Costs                                                                     33
27. Entire agreement                                                          33


                                     News report broadcasting agreement / page 3

Schedule 1 - Item registry                                                    34
Schedule 2 - Stations                                                         35
Schedule 3 - Production Fee and Tag Broadcast Fee                             36
Schedule 4 - Broadcasting Specifications.                                     39
Schedule 5 - Production Resources                                             42
Schedule 6 - Tag Fee Percentages                                              44
Schedule 7 - Broadcasting Schedule                                            45
Schedule 8 - Restricted Clients                                               46
Schedule 9 - Restricted Days and Restricted Broadcasting Schedule             47

Signing page                                                                  49



                                     News report broadcasting agreement / page 4

DETAILS

DATE                                                                        2005

PARTIES

Name              THE AUSTRALIAN TRAFFIC NETWORK PTY LIMITED ACN 078 993 736
ABN               53 078 993 736
Short form name   ATN
Notice details    Level 42,100 Miller Street Sydney NSW 2060
                  William Yde

Name              AUSTEREO PTY LIMITED ACN 007 914 641
ABN               85 007 914 641
Short form name   BROADCASTER
Notice details    500 Oxford Street, Bondi Junction NSW 2022
                  Michael Anderson

BACKGROUND

A    The Broadcaster is the licensee and operator of the Stations.


B The Broadcaster has requested ATN, and ATN has agreed, to provide the Reports and the Links for the News Bulletins and pay the Tag Broadcast Fee and the Production Fee on the terms of this agreement.


C ATN has requested, and the Broadcaster has agreed, to broadcast the Tags and provide access to the Production Resources on the terms of this agreement.


                                     News report broadcasting agreement / page 5

AGREED TERMS

1.   DEFINED TERMS & INTERPRETATION

1.1. Defined terms

     In this Agreement:

     BROADCAST TIME means an individual broadcast time for a News Bulletin included in either the Broadcasting Schedule or Restricted Broadcasting Schedule.

     BROADCASTER IP means the Intellectual Property Rights in Reports.

     BROADCASTER'S STATEMENT has the meaning given in clause 9.2.

     BROADCASTING REGULATIONS means the BSA and the CRA Codes.

     BROADCASTING SCHEDULE means those daily times for broadcasting News Bulletins containing Reports as set out in Schedule 7 and also the timeframes for broadcasting daily brief news updates (not being News Bulletins) as set out in Schedule 7.

     BROADCASTING SPECIFICATIONS means the Tag Specifications together with the Report Specifications.

     BSA means the Broadcasting Services Act 1992 (Cth).

     BUSINESS DAY means a day that is not a Saturday, Sunday, public holiday or bank holiday in South Australia.

     CATEGORY A CLIENTS means those persons set out at item 1 of Schedule 8, as reviewed and amended in accordance with clause 12.5.

     CATEGORY B CLIENTS means those persons set out at item 2 of Schedule 8, as reviewed and amended in accordance with clause 12.5.

     COMMENCEMENT DATE means the date set out at item 1 of Schedule l.

     CRA CODES means the Commercial Radio Australia Codes of Practice and any Commercial Radio Standards endorsed or applied (as the case may be) by the Australian Broadcasting Authority pursuant to the BSA.

     END DATE means the date set out at item 2 of Schedule 1.

     FORCE MAJEURE means acts of God, fire, unavoidable accident, acts of war, (declared or undeclared) laws, rules, regulations and orders of any Government or Government Agency, emergency broadcast or other broadcast requirements under CRA Codes or as a result of government requirements, strikes, walkouts, lockouts and other disturbances, delays in transportation, floods, storms and other natural disturbances, the failure or destruction of any technical equipment, weather or flying conditions, and other matters


                                     News report broadcasting agreement / page 6
     beyond the control of, or not reasonably foreseeable to the party concerned whether or not similar to those enumerated.

     INDEPENDENT ACCOUNTANT means a person who is expert and prominent in the subject matter for which he is appointed and who is appointed jointly by the parties, or if they do not agree on the person to be appointed within seven days of any party requesting appointment, a chartered accountant appointed by the Regional Manager New South Wales branch of The Institute of Chartered Accountants in Australia at the request of either party.

     INTELLECTUAL PROPERTY RIGHTS means all intellectual property rights, including but not limited to:

     (a) patents, copyright, know-how, trade secrets, rights in circuit layouts, registered designs, trade marks and the right to have confidential information kept confidential; and

     (b) any application or right to apply for registration of any of the rights referred to in paragraph (a).

     LINKS means News Bulletins introductions and conclusions, and links which would customarily appear between any Reports..

     MARKETS means the Broadcast Areas of Sydney, Melbourne, Brisbane, Adelaide and Perth.

     NEWS BULLETIN means a radio news bulletin, of a duration determined in accordance with clause 3.1(c), in accordance with the News Format which comprises individual news stories, commentary, sound bites and, at the discretion of the Broadcaster, Reports including those relating to sport and weather and Links and any other material.

     NEWS FORMAT means the news guidelines as to format, style and feel developed by the Broadcaster and notified to ATN from time to time in writing.

     NEWS INFORMATION means information regarding current events, recent events, newsworthy events and current affairs likely to be of interest to Broadcaster's target listeners in the Markets and also includes sport and weather information.

     PERSONALITY means a recognised voice, characterisation or personality.

     PRODUCTION SERVICES means the provision of the Production Resources as required by clause 5.

     PRODUCTION RESOURCES means at the Commencement Date the resources specified in Schedule 5, together with any other resources that are used by the Broadcaster exclusively for production of News Bulletins for the Stations immediately prior to the execution of this Agreement and in possession of the Broadcaster and during the Term


                                     News report broadcasting agreement / page 7
     means those production resources required to be maintained by the Broadcaster under clause 5 (c).

     PRODUCTION FEE means the amount set out at item 3 of Schedule 1 but calculated in accordance with Schedule 3.

     RELATED BODY CORPORATE has the same meaning as that term in the Corporations Act 2001.

     REPORTS means individual radio news bulletin stories containing News Information in accordance with the Report Specifications, the News Format and the Broadcasting Specifications

     REPORT SPECIFICATIONS means those specifications regarding the Reports set out at item 2 of Schedule 4.

     RESTRICTED BROADCASTING SCHEDULE means those daily times for broadcasting the Reports on the Restricted Days as set out in Item 2 of Schedule 9.

     RESTRICTED DAYS means those days set out in Item 1 of Schedule 9.

     STATIONS means the radio stations controlled or operated by the Broadcaster set out in Schedule 2.

     TAG means a ten second advertising or sponsorship tag or statement provided by ATN to the Broadcaster in accordance with clause 4(a) for each Broadcast Time and in accordance with the Broadcasting Specifications.


     TAG BROADCAST FEE means the amount set out at item 4 of Schedule 1 but calculated in accordance with Schedule 3.


     TAG SPECIFICATIONS means those specifications set out at item 1 of Schedule 4.

     TERM means the period commencing on the Commencement Date and ending at 5pm on the End Date.

1.2. INTERPRETATION

     In this agreement, except where the context otherwise requires:

     (a) the singular includes the plural and vice versa, and a gender includes other genders;

     (b) another grammatical form of a defined word or expression has a corresponding meaning;

     (c) a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;


                                     News report broadcasting agreement / page 8

     (d) a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

     (e)  a reference to A$, $A, DOLLAR or $ is to Australian currency;

     (f)  a reference to time is to Sydney, Australia time;

     (g) a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party's executors, administrators, successors and permitted assigns and substitutes;

     (h) a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

     (i) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

     (j) a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

     (k) the meaning of general words is not limited by specific examples introduced by INCLUDING, FOR EXAMPLE or similar expressions;

     (l) any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

     (m) any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

     (n) a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it; and

     (o) if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.3. HEADINGS

     Headings are for ease of reference only and do not affect interpretation.

2.   Term

     This term of this agreement shall commence on the Commencement Date and end at 7pm on the End Date unless terminated earlier in accordance with this agreement.


                                     News report broadcasting agreement / page 9

3.   Reports

3.1. PROVISION OF REPORTS

     (a) ATN agrees to provide to the Broadcaster for each Station the Reports and the Links in accordance with this agreement, the Broadcasting Specifications, the News Format and the Broadcasting Schedule during the Term.

     (b) ATN agrees to notify the Broadcaster of any News Information not included in the Reports of which it becomes aware and is, in its opinion, of sufficient relevance and importance to warrant broadcasting.

     (c) ATN agrees to provide to the Broadcaster for each Station new Reports and relevant Links in respect of each Broadcast Time of not less than the total duration specified by the Broadcaster from time to time as the length of the News Bulletin for the relevant Broadcast Time in a manner and format adequate and appropriate for all aspects of a News Bulletin to be broadcast at the relevant Broadcast Time and also news Reports and relevant Links sufficient for news updates including random updates (not being scheduled News Bulletins) in the numbers and within the timeframes for news updates set out in the Broadcast Schedule.

     (d) The Reports shall be current and shall, as far as is reasonably practicable, represent the latest information available at the time of provision of the Report.

3.2. METHOD OF PROVISION OF REPORTS

     (a) ATN must provide the Reports and the Links at the election of the Broadcaster in relation to each Station either:

          (i) by live feed directly to the Broadcaster at the time stated in the Broadcasting Schedule and in a format compatible with the broadcasting system and technology used by the Broadcaster;

          (ii) in recorded format (compatible with the broadcasting system and technology used by the Broadcaster), in which case ATN must deliver the Reports to the Broadcaster a reasonable amount of time prior to the relevant time stated in the Broadcasting Schedule, as directed by the Broadcaster; or

          (iii) as described in 3.2(a)(ii) in a manner that is not compatible with the broadcasting systems and technology used by the Broadcaster, provided that

               (A) ATN provides the Broadcaster with such equipment that is necessary to make the format compatible with the Broadcaster's broadcasting system and technology at its own cost; and


                                    News report broadcasting agreement / page 10

               (B) the Broadcaster provides its consent, which must not be unreasonably withheld.

     (b) The Broadcaster may direct ATN in writing no later than 7 days prior to the relevant time stated in the Broadcasting Schedule, that ATN is to provide the Reports for a Station in accordance with either clause 3.2(a)(i) or 3.2(a)(ii), such direction to remain in force until such time as the Broadcaster provides ATN with a subsequent direction for that Station.

     (c) In the absence of any direction by the Broadcaster for any Station, the Reports for that Station shall be provided in accordance with clause 3.2(a)(i).

     (d) To ensure that the Broadcaster is able to exercise its right to select and edit Reports ATN shall allow the Broadcaster real time access to the system used to create the Reports including any equipment necessary to view the Reports as they are being prepared.

     (e) All Reports and Links must be delivered in a format which enables the Broadcaster to select, edit and/or reformat the Reports and Links at its discretion prior to Broadcast by the Broadcaster.

3.3. BROADCASTING OF REPORTS

     (a) The Broadcaster shall be entitled to broadcast at its discretion the whole or part of each of the Reports on the Stations during any News Bulletin (or news update not being a scheduled News Bulletin) broadcast in accordance with the Broadcasting Schedule during the Term and at any time for a period of 30 days after the delivery of each Report.

     (b) ATN acknowledges and agrees that nothing in this agreement shall in any way preclude or limit the Broadcaster from sourcing other reports, news items or other material of any nature whatsoever from third parties or otherwise, and broadcasting that material within any Broadcast Time including during any News Bulletin.

3.4. ADDITIONAL REPORTS

     (a) At the request of the Broadcaster, ATN may agree to provide additional Reports beyond those stated in the Broadcasting Schedule at its own cost, the timing and frequency of which shall, subject to paragraph
          (b) of this clause be agreed between the parties at least 30 days in advance.

     (b) At the request of the Broadcaster, ATN shall use best endeavours to provide additional Reports and Links for a Market on the occurrence of any:

          (i)  emergency, or

          (ii) natural disaster, or


                                    News report broadcasting agreement / page 11

          (iii) election of any Government, or

          (iv) commencement of hostilities or war; or

          (v) other incident or event warranting, by itself, additional Broadcast Times of Reports,

          affecting the Market or of relevance to the target audience of a Station. The timing and frequency of the additional Reports and Links to be provided under this clause shall be as reasonably required by the Broadcaster.

     (c) Notwithstanding anything else in this agreement, ATN will supply such Reports as the Broadcaster would require to fulfil the Broadcasters obligations under any Broadcasting Regulation, including any requirement relating to emergency broadcasts, and ATN will ensure that any procedure necessary to fulfil that obligation is in place and is followed.

     (d) The Broadcaster will give as much notice as reasonably practicable of a request for additional Reports under clauses 3.4(b) and ATN's obligations to provide those Reports is conditional on such notice being given.

     (e) The Broadcaster will give as much notice as is reasonably practicable of a request for additional Reports under clause 3.4 (c) but it is acknowledged that an emergency broadcast requirement may arise without opportunity for notice and that ATN may therefore need to commence some emergency Report preparation or information gathering before the Broadcaster can either notify or discuss any additional Report planning.

     (f) ATN shall notify the Broadcaster forthwith upon becoming aware of a highly newsworthy event or emergency that is likely to give rise to a request under Clause 3.4(b) or 3.4 (c).

     (g) Once a notice is provided under paragraph (d),(e) or (f) of this clause the parties shall promptly discuss the report requirements of the Broadcaster to enable planning of the additional Reports schedule.

     (h) In respect of additional Reports provided under this clause 3.4 the Broadcaster agrees to

          (i) except in the case of reports also required under clause 3.4 (c) broadcast an additional Tag in respect of each additional Broadcast Time of a News Bulletin containing such additional Reports; and

          (ii) provide the Production Services in respect of those additional Reports including any required under clause 3.4 (c), at no additional cost to ATN.


                                    News report broadcasting agreement / page 12

     (i) It is acknowledged that additional Reports that are broadcast will not always be broadcast as part of a News Bulletin as their placement will depend upon the nature of the reason for the additional Reports.

3.5. RESTRICTED DAYS

     On the Restricted Days, ATN shall provide the Reports, and the Broadcaster shall broadcast, the Tags in accordance with the Restricted Broadcasting Schedule, but otherwise in accordance with this agreement.

3.6. DEFAULT IN PROVISION OF REPORTS AND LINKS

     If at any time ATN fails to provide the Reports and the Links for two consecutive Broadcast Times the Broadcaster shall be entitled to produce all Reports and Links until ATN shall show to the reasonable satisfaction of the Broadcaster that ATN is able to resume supply of the Reports and Links, and ATN will pay any cost and expense of the Broadcaster so doing.

4.   Tags


     (a) In consideration of payment by ATN of the Tag Broadcast Fee under clause 9, and subject to:


          (i) the Tags complying with the Tag Specifications and the requirements of clause 6, and

          (ii) the supply by ATN to the Broadcaster of the Reports and Links,

          the Broadcaster shall broadcast one Tag, at its own cost, for each Broadcast Time and on each Station in accordance with this clause.

     (b) ATN must provide Tags to the Broadcaster prior to, or at the same time as, it provides the Reports in relation to each Broadcast Time. If ATN provides Tags prior to the Reports for a particular Broadcast Time, then ATN shall specify which Tag is to be broadcast at which Broadcast Time.

     (c) Provided a Tag is provided to the Broadcaster in accordance with this clause, the Broadcaster must broadcast the Tag at or in close proximity to the Broadcast Time to which it relates for each Station.

     (d) ATN must ensure that each Tag must be in accordance with the Tag Specifications.

     (e) ATN shall provide with each Tag its recommended and preferred placement of such Tag within the relevant Broadcast Time, however the location of the Tags within each Broadcast Time will be determined by the Broadcaster at its discretion.


                                    News report broadcasting agreement / page 13

     (f) If the Broadcaster fails to broadcast any Tag as required under this agreement, the Broadcaster must use all reasonable endeavours to broadcast a replacement Tag at a time proposed by the Broadcaster and approved by ATN, (which approval will not be unreasonably withheld).

     (g) The Broadcaster shall not be required to broadcast a Tag for any Broadcast Time for which it has not been provided Reports and Links by ATN.

5.   Production Services

     (a) Subject to employee contractual, third party and other restrictions, the Broadcaster agrees to allow ATN reasonable access to the Production Resources during the Term for the purpose of:

          (i)  producing the Reports, the Links and the Tags; and

          (ii) gathering, researching, obtaining, preparing and summarising the News Information for the Reports,

     (b) Subject to clauses 5(e) and 5(t), the Broadcaster shall use all reasonable endeavours to ensure that its employees, contractors and consultants comprising part of the Production Resources cooperate with ATN in relation to:

          (i)  producing the Reports, the Links and the Tags;

          (ii) gathering, researching, obtaining, preparing and summarising the News Information for the Reports; and

          (iii) any other associated activities reasonably requested by ATN for the purpose of production of the Reports or the Tags.

     (c)  The Broadcaster must maintain during the Term the lesser of:

          (i) the same level of production resources as the Production Resources it possesses at the date of execution of this agreement; or

          (ii) such production resources as are reasonably necessary to prepare and produce the Reports, the Links and the Tags in accordance with this agreement,

     (d) A failure by ATN to comply with its obligations under this agreement does not constitute a breach of this agreement if it was caused wholly or partly as a result of a failure by the Broadcaster to provide the Production Services in accordance with its obligations under this Agreement.

     (e) ATN acknowledges and undertakes that employees of the Broadcaster who may form part of the Production Resources shall at all times be treated consistently with their employment contract or agreement so as not to trigger any termination


                                    News report broadcasting agreement / page 14
          right on the part of the relevant employee and that nothing in this agreement will require the Broadcaster to act in any manner inconsistent with that employment contract.

     (f) ATN shall fully consult with the Broadcaster's nominated representative in relation to any employment related issue concerning an employee of Austereo whose services comprise part of the Production Resources with a view to reaching an agreed outcome based on the principle that no employee forming part of the Production Resources shall be treated inconsistently with the customary human resources and employment policies of the Broadcaster.

     (g) ATN will not seek to influence directly or indirectly the selection of topics for or material contained in Reports or Links or News Information based on or in furtherance of any commercial or other benefit to ATN.

     (h) ATN will at all times during the Term provide a qualified senior journalist having substantial experience as manager of commercial radio journalists, as a contact person for ATN all matters or things that arise in relation to the provision of the Reports and Links and who will be available to and will consult with the Broadcaster relating to the manner and subject matter for communication with any employee of the Broadcaster whose resources are made available as part of the Production Resources.

     (i) Should ATN notify the Broadcaster that ATN desires to produce the Reports and Links for a Market from a location other than their location in that Market at the commencement of this agreement, then the parties will expeditiously enter into good faith discussions to endeavour to facilitate the availability of such of the Broadcaster's Production Resources as may reasonably be relocated. It is acknowledged that the basis of such discussions will be that the Broadcaster will not be required to bear any additional expense as a result of any agreed relocation of Production Resources.

6.   Report and Tag requirements

     (a) The Reports and the Tags and the Links shall, and ATN hereby warrants that the Reports and Tags and publication of them shall:

          (i)  comply with the Broadcasting Regulations;

          (ii) comply with the Broadcasting Specifications;

          (iii) not be in breach of the Trade Practices Act or any fair trading legislation or regulation;

          (iv) not be in breach of any privacy regulation or code;

          (v)  not be in breach of any other law or regulation;


                                    News report broadcasting agreement / page 15

          (vi) not be in breach of any advertising or broadcasting industry code or industry agreement;

          (vii) to the best of ATM's knowledge and belief (applying best industry practice due diligence) not breach the Intellectual Property Rights of any person;

          (viii) not contain anything that may reasonably be considered likely to cause offence;

          (ix) not be reasonably likely to diminish the reputation or goodwill of the Broadcaster by virtue of:

               (A) the reputation or character of any persons or products associated with them; or

               (B)  any controversial information contained within them; or

               (C)  any other reason whatsoever;

          (x) not contain anything that might promote a radio competitor of the Broadcaster;

          (xi) be of a quality reasonably expected of a person holding himself out as being capable of producing the Reports or the Tags and of no lesser quality than those produced by the Broadcaster immediately prior to this agreement, except to the extent that the failure of the Reports or Tags to comply with this clause is caused by changes to them by the Broadcaster.

     (b) ATN acknowledges and agrees that notwithstanding the foregoing the Broadcaster shall not be required to broadcast any Tag which in the Broadcaster's opinion (acting reasonably) is in breach of any of the requirements of this clause 6 or otherwise in breach of this agreement.

7.   Changes to Broadcasting Schedule

     (a) The parties acknowledge that it may be necessary to make amendments to the Broadcasting Schedule from time to time.

     (b) The Broadcaster may, by serving notice on the other party at least 30 days in advance, notify ATN of a change to the Broadcasting Schedule, provided that:

          (i)  the total number of Tags broadcast is not decreased;

          (ii) the total number of Reports broadcast is not increased except in accordance with clause 3.4; and


                                    News report broadcasting agreement / page 16

          (iii) the Broadcaster must ensure that the Tags are broadcast at times no less favourable to ATN than those times specified in the Broadcasting Schedule, unless agreed to by ATN.

     (c) Unless specifically provided for in this agreement, no amendments to the Broadcasting Schedule shall have the result that the total number of Tags broadcast is reduced. Where broadcasts of Reports are removed from the Broadcasting Schedule, the parties must negotiate a replacement broadcast in good faith. Any additional broadcasts shall be in accordance with clause 3.4.

8.   Clearance of Reports and Tags

     (a) The Broadcaster may edit, or request ATN to edit; any Reports or Tags that it reasonably considers are or might be in breach of clause 4.

     (b) Where the Broadcaster receives a notice claim or demand by a third party in relation to any Tag it will be entitled, at its discretion, not to continue to broadcast that Tag until such time as there is an opportunity to investigate the claim or demand and make arrangements, where appropriate, for an edited or replacement Report, Tag or Link.

     (c) The Broadcaster agrees to use reasonable endeavours to consult with ATN prior to editing any Tags, (where there is sufficient time to broadcast deadline) and the parties agree to use reasonable endeavours to negotiate any changes in good faith but the Broadcaster shall have final rights in relation to control of broadcast content and will therefore have the capacity to edit a Report, Link or Tag.

9.   Payments


9.1. PAYMENT OF TAG BROADCAST FEE AND PRODUCTION FEE



     ATN must pay the Broadcaster the Production Fee and the Tag Broadcast Fee in accordance with this clause 9.


9.2. BROADCASTER'S STATEMENT

     Within 5 Business Days of the end of each month, the Broadcaster must provide ATN with a written statement (Broadcaster's Statement) setting out for that month:

     (a)  the total number of News Bulletins in which Reports appeared,

     (b)  the total number of Tags that were broadcast;

     (c) the total number of Tags that were scheduled to be broadcast in accordance with the Broadcasting Schedule;

     (d)  any difference between the items stated at 9.2(c) and 9.2(c) above;


                                    News report broadcasting agreement / page 17

     (e) details of any Tags that were broadcast at times other than as stated in the Broadcasting Schedule;

     (f) details of any periods during which the Production Resources were unavailable to ATN; and


     (g) the amount of the Tag Broadcast Fee and the Production Fee to which, in the Broadcaster's opinion, the Broadcaster is entitled for the month, taking into account any adjustments as required by Schedule 3.


9.3. PAYMENT OF AMOUNTS

     (a)  Within 30 days of receiving the Broadcaster's Statement, ATN must:

          (i) pay to the Broadcaster the amount set out in the Broadcaster's Statement; or

          (ii) give the Broadcaster a notice stating that it does not agree with the Broadcaster's Statement, and the following:

               (A) the matters in respect of which it disagrees with the Broadcaster's Statement; and

               (B) the grounds on which it disagrees with the Broadcaster's Statement.

     (b) If ATN delivers the notice referred to in clause 9.3(a)(ii), then it must pay the amount set out in the Broadcaster's Statement, less any amounts disputed, within five Business Days after giving the notice under clause 93(a)(ii).

     (c) If ATN makes a payment under this agreement, that fact shall not constitute agreement by ATN of the accuracy of anything contained in the Broadcaster's Statement.

9.4. RESOLUTION OF DISPUTES

     If a matter of disagreement under clause 9.3 is not resolved within five Business Days of delivery of the notice by ATN under clause 9.3(a)(ii), then either ATN or the Broadcaster may refer the matter of disagreement for resolution to an Independent Accountant.

9.5. DISPUTE RESOLUTION PROCEDURE

     (a) Any disputed matter referred to the Independent Accountant must be resolved in accordance with the procedures set out in this clause.

     (b) The disputed matters must be referred to the Independent Accountant by written submission which must include copies of documents relevant to the dispute and reference to the relevant provisions of this agreement.


                                    News report broadcasting agreement / page 18

     (c) The Independent Accountant must be instructed to finish its determination as soon as practicable and in any event no later than 10 Business Days after its appointment (or other period agreed by the parties).

     (d) The parties must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by it in connection with its determination. All correspondence between the Independent Accountant and a party must be copied to the other party.

     (e) The Independent Accountant determines the procedures for settlement of the disputed matter.

     (f) The Independent Accountant acts as an independent expert and not an arbitrator. The Independent Accountant's decision will be conclusive, final and binding on the Parties (except in the case of manifest error).

     (g) The costs of the Independent Accountant will be paid as determined by the Independent Accountant having regard to the relative position of the parties on the disagreement.

10.  Restriction

     The Broadcaster must not, except as authorised by this Agreement, without the prior written consent of ATN:

     (a) broadcast the Reports or the Tags on any other terrestrial radio stations, or in any other manner; or

     (b) provide or sell the Reports or the Tags to any other person, or authorise any other person to broadcast them.

11.  Intellectual Property Rights

11.1. THE REPORTS

     (a) Subject to third party rights, ATN acknowledges that the Broadcaster owns all Intellectual Property Rights in the Reports and the Links produced by ATN utilising the Production Resources under this agreement.

     (b) The Broadcaster hereby grants to ATN an irrevocable, exclusive, royalty free licence for the duration of this agreement and for a further two weeks thereafter to do the following:

          (i) subject to third party rights, licence, sell or otherwise distribute all such Reports for terrestrial radio broadcast in markets other than the Markets;

          (ii) subject to third party rights, licence, sell or otherwise distribute all such reports for terrestrial radio broadcast in metropolitan markets provided


                                    News report broadcasting agreement / page 19
               that the Broadcaster's prior written consent must be obtained (which may be withheld in its absolute discretion) if the Report or Reports are presented by an employee or Personality of the Broadcaster;

          (iii) use, sell, licence or otherwise distribute the following, for its own use, or to third parties on such terms as it decides:

               (A) any News Information prepared, summarised or used in the Reports, including any notes, summaries or documents relating to the same;

               (B) news reports, whether audio or audio and visual, containing information similar or identical to information contained in the Reports;

               (C)  any script prepared in relation to the Reports,

               but excluding any audio recording of the broadcast of the Reports (unless allowed pursuant to clauses 11.1(b)(i) or 11.1(b)(ii).

     (c) Notwithstanding anything in this agreement it is expressly agreed that the Broadcaster shall be entitled at any time to use, display, transmit, licence, sell and otherwise make available any of

          (i)  the News Information prepared summarised or used in the Reports,

          (ii) the Links and the Reports and/or audio or text material from the Reports

          (iii) any scripts prepared in relation to the Reports

          (collectively "the Material") whether in edited form or not and whether combined with other material, for the purpose of any medium (except terrestrial broadcasting for services other than the Stations) including a wireless, mobile, on-line, internet, or satellite medium and whether as part of a multi-media portal or otherwise and the Broadcaster shall be entitled to do all acts and things reasonably necessary in furtherance of its rights under this clause including the entering into of arrangements with third parties on any terms it sees fit for the distribution of the Material or any part of the Material.

11.2. THIRD PARTY LICENCES

     ATN will be responsible for obtaining all third party licences in respect of any components of the Reports sourced by the Broadcaster or ATN from a third party it being acknowledged that the Broadcaster's licenses for feeds and other sources of material forming part of the resources are or may be licenses restricted to permitting broadcast on the Stations.


                                    News report broadcasting agreement / page 20

11.3. THE TAGS

     (a) The Broadcaster acknowledges that ATN owns all Intellectual Property Rights in the Tags provided by ATN to the Broadcaster under this agreement.

     (b) Subject to paragraph (d) the Broadcaster agrees not to provide or sell the Tags or any of the information contained in the Tags to any other person without the prior written consent of ATN.

     (c) The Broadcaster may provide the Tags or any of them to a third party in compliance with any statutory or regulatory requirement or in relation to any scheme or contractual obligation for the purpose of demonstrating accountability of the Broadcaster of placement of any material contracted to be broadcast for or on behalf of a third party.

     (d) ATN must not sell, licence or otherwise distribute to any other person or station in competition with the Broadcaster any Tag which is presented by an employee or Personality of the Broadcaster without the prior written consent of the Broadcaster.

12.  Restraints

12.1. RESTRICTED CLIENTS

     ATN may approach any persons to sell the Tags for profit, except that:

     (a) ATN shall not approach or seek to elicit business from Category A Clients for the purpose of selling the Tags on the Stations without the consent of the Broadcaster which may be withheld for any reason;

     (b) ATN shall not approach or seek to elicit business from Category B Clients for the purpose of selling the Tags on the Stations without the consent of the Broadcaster, which consent may only be withheld if, in the reasonable opinion of the Broadcaster, ATN's actions would result in the Category B Client:

          (i) ceasing to be a customer of the Broadcaster's advertising business; or

          (ii) materially reducing the aggregate amount it spends in respect of advertising on the Stations on an annual basis; and

     (c) ATN shall, at the written request of the Broadcaster, suspend, or refrain from engaging any discussions or negotiations (SUSPENDED ACTIVITIES) with any customer to sell the Tags on the Stations for a period not to exceed 20 Business Days (at which time ATN is entitled to commence or resume the Suspended Activities), if:


                                    News report broadcasting agreement / page 21

          (i) the Broadcaster is engaged in discussions or negotiations to provide broadcasting or advertising services to that customer; and

          (ii) the Broadcaster reasonably considers that the Suspended Activities are likely to detrimentally prejudice those discussions or negotiations.

12.2. OTHER STATIONS

     Nothing in clause 12.1 shall prevent ATN from:

     (a) approaching or seeking to elicit business from Category A Clients or Category B Clients so long as ATN does not do so for the purpose of selling the Tags on the Stations or

     (b) approaching or seeking to elicit business from Category B Clients if, prior to the date of this agreement, ATN had arrangements with those persons for provision of broadcast of tags similar to the Tags.

12.3. REPORTING

     On the first day of each week during the Term, ATN will provide the Broadcaster with a report providing details of the names of any entities with whom ATN has had discussions regarding the Tags during the seven days ending on the date of the report.

12.4. NON-SOLICITATION OF EMPLOYEES

     (a)  The Broadcaster may not during the Term, and for a period of ninety
          (90) days from the termination of this agreement, solicit, canvass, or approach a person who was at any time during the Term an employee of ATN with a view to inducing or encouraging them to leave their employment with ATN provided however that this clause shall not apply in respect of any person who:

          (i) has at any time been an employee or contractor of the Broadcaster, or any Related Body Corporate of the Broadcaster; and

          (ii) has been employed by ATN, or any Relaxed Body Corporate of ATN, for a period of less than twelve months.

          For the purposes of this clause ATN shall be deemed not to be a Related Body Corporate of the Broadcaster during the Term.

     (b) ATN may not during the Term, and for a period of ninety (90) days from the termination of this agreement solicit canvass or approach a person who was at any time during the Term an employee of the Broadcaster with a view to inducing or encouraging them to leave their employment with ATN provided however that this clause shall not apply in respect of any person who:


                                    News report broadcasting agreement / page 22

          (i) has at any time been an employee or contractor of ATN, or any Related Body Corporate of ATN; and

          (ii) has been employed by the Broadcaster for a period of less than twelve months.

12.5. REVIEW OF RESTRICTED CLIENTS

     Within 10 Business Days of the first anniversary of this agreement, and at the end of each 12 month period thereafter, the parties shall review the persons listed as Category A Clients and Category B Clients in Schedule 8 of this agreement, and shall negotiate amendments to that schedule in good faith. Any amendments to Category A Clients and Category B Clients agreed by the parties pursuant to this clause shall take effect as at the date such agreement is reached.

13.  Acknowledgement and warranties

13.1. BROADCASTER'S ACKNOWLEDGEMENT

     Subject to clause 12, the Broadcaster acknowledges and agrees that:

     (a)  ATN may receive payment from other persons in respect of the Tags;

     (b) subject to this agreement the Tags may endorse a person or a product of a person;

     (c) subject to this agreement, ATN is entitled to contract with any persons on any terms it considers appropriate in respect of the content of the Tags; and

     (d) the Broadcaster has no direct entitlement to any monies or other consideration received by ATN in respect of the Tags and the Broadcaster's payment in respect of the Tags is as set out in this Agreement.

13.2. BROADCASTER'S WARRANTIES

     The Broadcaster warrants that:

     (a) it has the capacity to enter into this agreement and broadcast the Reports and the Tags on the Stations;

     (b) it has the authority to direct each of the Stations to comply with this agreement;

     (c) this agreement will not cause it to be in breach of any other agreement or law that may entitle another person to apply for injunctive relieve to prevent the Broadcaster from complying with its obligations under this agreement; and

     (d) at the date of this agreement it is capable of, and has the power to, provide the Production Services on the terms of this agreement without being in breach of any agreement or law.


                                    News report broadcasting agreement / page 23

13.3. ATN WARRANTIES

     ATN warrants that:

     (a) it has capacity to enter into this agreement and do all things necessary to comply with its obligations under the terms of thus agreement;

     (b) this Agreement will not cause it to be in breach of any other agreement that may entitle another person to apply for injunctive relieve to prevent the Broadcaster from complying with its obligations under this agreement.

14.  Termination

14.1. TERMINATION

     (a) A party may terminate this agreement with immediate effect by giving notice to the other party if:

          (i) that other party breaches any provision of this agreement and fails to remedy the breach within 30 days after receiving notice requiring it to do so; or

          (ii) that other party breaches a material provision of this agreement where that breach is not capable of remedy; or

          (iii) any event referred to in clause 14.2 happens to that other party.

     (b) The Broadcaster may terminate this agreement with immediate effect by giving notice to ATN if:

          (i) ATN fails to provide the Broadcaster with any Reports for a continuous period of 36 hours;

          (ii) ATN fails to provide Reports required for any Station for at least 5% of the Broadcast Times in the Broadcast Schedule over any 2 month period (excluding any failure as a result of any failure by the Broadcaster to provide the Production Resources), except where ATN's failure is caused by a failure of the Broadcaster to comply with its obligations under this agreement.

     (c) ATN may terminate this agreement with immediate effect by giving notice to the Broadcaster if the Broadcaster fails to broadcast any Tags required for any Station for at least 5% of the Broadest Times in any calendar month except where the Broadcaster's failure is caused by a failure of ATN to comply with its obligations under this clause and except where replacement Tags have been broadcast in accordance with this agreement..


                                    News report broadcasting agreement / page 24

     (d) The Broadcaster may terminate the provision and broadcasting of the Reports under Agreement at any time by the provision of 90 days written notice to ATN. If the Broadcaster does so under this clause

          (i) the Broadcaster must continue to broadcast the Tags on the Broadcast Times (or at other times agreed between the parties) at its own cost for 12 months from date of termination or for the remainder of the Term, whichever is shorter and ATN must continue to supply the Tags for that period;


          (ii) ATN must continue to pay the Tag Broadcast Fee in respect of the period in paragraph (c) (i);


          (iii) ATN is not required to pay the Production Fee from the date of termination; and

          (iv) the obligations of both parties in respect of the Reports and the Links cease.

14.2. NOTIFICATION OF EVENTS

     Each party must notify the other party immediately if:

     (a) that party disposes of the whole or part of its assets, operations or business other than in the ordinary course of business;

     (b)  that party ceases to carry on business;

     (c)  that party ceases to be able to pay its debts as they become due;

     (d) any step is taken by a mortgagee to take possession or dispose of the whole or part of that party's assets, operations or business; or

     (e) any step is taken to enter into any arrangement between that party and its creditors;

     (f) any step is taken to appoint a receiver, a receiver and manager, a trustee in bankruptcy, a provisional liquidator, a liquidator, an administrator or other like person of the whole or part of that party's assets, operations or business; or

     (g) where that party is a partnership, any step is taken to dissolve that partnership.

14.3. ACCRUED RIGHTS AND REMEDIES

     (a) Termination of this agreement, does not affect any accrued rights or remedies of either party, including the right to seek damages at common law to which a party may be entitled as a result of any breach or default by the other party giving rise


                                    News report broadcasting agreement / page 25
          to a termination including a right of termination under clause 14.1
          (a) to (c) inclusive.

     (b)  Upon termination -


          (i) payment of the Tag Broadcast Fee and the Production Fee will cease, and


          (ii) broadcasting of the Tag and the Reports will cease, without prejudice to the said right to seek damages for termination under clause 14.1 (a) to (c) inclusive.

15.  Indemnity and insurance

15.1. ATN'S INDEMNITY

     The Broadcaster must indemnify ATN against all expenses, losses, damages and costs (on a solicitor and own client basis and whether incurred by or awarded against ATN) that ATN may sustain or incur as a result, whether directly or indirectly, of:

     (a) any breach of this agreement by the Broadcaster including, but not limited to, a breach in respect of which ATN exercises an express right to terminate this agreement;

     (b) any loss of or damage to any properly or injury to or death of any person caused by any negligent act or omission or wilful misconduct of the Broadcaster or its officers and employees; or

     (c)  any unauthorised use of the Reports or the Tags.

15.2. BROADCASTER'S INDEMNITY

     ATN must indemnify the Broadcaster against all expenses, losses, damages and costs (on a solicitor and own client basis and whether incurred by or awarded against the Broadcaster) that the Broadcaster may sustain or incur as a result, whether directly or indirectly, of:

     (a) any breach of this agreement by ATN including, but not limited to, a breach in respect of which the Broadcaster exercises an express right to terminate this agreement;

     (b) any loss of or damage to any property or injury to or death of any person caused by any negligent act or omission or wilful misconduct of ATN or its officers and employees; or

     (c) any claim arising as a result of the content of the Tags or the Reports, except to the extent that the same arose wholly or partly as a result of:


                                      News report broadcasting agreement/page 26

          (i) any unauthorised use by the Broadcaster of the Tags or the Reports;

          (ii) directions or requests issued to ATN by the Broadcaster;

          (iii) any information provided to ATN by the Broadcaster or its employees upon which ATN relied (except information or

          (iv) any changes made to, or requested in respect of, the Reports or the Tags by the Broadcaster.

15.3. INSURANCE

     (a) Each party must take out, and maintain throughout the Term, valid and enforceable workers' compensation insurance policies which provide coverage for at least $5 million for each occurrence.

     (b) Each party must take out and maintain throughout the Term a valid and enforceable insurance policy in respect of defamation with a reputable and responsible insurer, which provides coverage for at least $1 million for each occurrence.

16.  Confidential information

16.1. DEFINITION

     (a) Confidential Information of a party (Disclosing Party) means all information:

          (i)  treated by the Disclosing Party as confidential; and

          (ii) disclosed by the Disclosing Party to the other party or of which the other party becomes aware, whether before or after the date of this agreement,

          except information:

          (iii) the other party creates (whether alone or jointly with any third person) independently of the Disclosing Party; or

          (iv) that is public knowledge (otherwise than as a result of a breach of confidentiality by the other party or any of its permitted discloses).

     (b) The terms of this Agreement constitute Confidential Information of both parties under the above definition.

16.2. USE AND DISCLOSURE

     Each party (RECIPIENT):

     (a) may use Confidential Information of a Disclosing Party only for the purposes of this agreement; and


                                      News report broadcasting agreement/page 27

     (b) must keep confidential all Confidential Information of each Disclosing Party except:

          (i)  for disclosures permitted under clause 16.3; and

          (ii) to the extent (if any) the Recipient is required by law to disclose any Confidential Information.

16.3. PERMITTED DISCLOSURE

     A Recipient may disclose Confidential Information of a Disclosing Party to persons who:

     (a) have a need to know for the purposes of this agreement (and only to the extent that each has a need to know); and

     (b)  before disclosure:

          (i) in the case of the Recipient's officers and employees, have been directed by the Recipient to keep confidential all Confidential Information of the Disclosing Party; and

          (ii) in the case of other persons approved in writing by the Disclosing Party, have agreed in writing with the Recipient to comply with substantially the same obligations in respect of Confidential Information of the Disclosing Party as those imposed on the Recipient under this agreement,

          (each a DIRECTION).

16.4. RECIPIENT'S OBLIGATIONS

     A Recipient must:

     (a) ensure that each person to whom it discloses Confidential Information of a Disclosing Party under clause 16.3 complies with its Direction; and

     (b) notify the Disclosing Party of, and take all steps to prevent or stop, any suspected or actual breach of a Direction.

16.5. DISCLOSURE LAW

     If a Recipient is required by law to disclose any Confidential Information of a Disclosing Party to a third person (including, but not limited to, government) the Recipient must:

     (a)  before doing so:

          (i)  notify the Disclosing Party; and


                                    News report broadcasting agreement / page 28

          (ii) give the Disclosing Party a reasonable opportunity to take any steps that the Disclosing Party considers necessary to protect the confidentiality of that information; and

     (b) notify the third person that the information is confidential information of the Disclosing Party.

17.  Dispute resolution

17.1. NO ARBITRATION OR COURT PROCEEDINGS

     (a) If a dispute arises out of this agreement (DISPUTE), a party must comply with this clause 17 before starting arbitration or court proceedings (except proceedings for interlocutory relief).

     (b) This clause 17 does not apply to disputes required to be resolved in accordance with clause 9.4.

17.2. NOTIFICATION

     A party claiming a Dispute has arisen must give the other parties to the Dispute notice setting out details of the Dispute.

17.3. PARTIES TO RESOLVE DISPUTE

     During the 14 days after a notice is given under clause 17.2 (or longer period if the parties to the Dispute agree in writing), each party to the Dispute must use its reasonable efforts to resolve the Dispute. If the parties cannot resolve the Dispute within that period, they must refer the Dispute to a mediator if one of them requests.

17.4. APPOINTMENT OF MEDIATOR

     If the parties to the Dispute cannot agree on a mediator within seven days after a request under clause 17.3, the chairman of LEADR or the chairman's nominee will appoint a mediator.

17.5. ROLE OF MEDIATOR

     The role of a mediator is to assist in negotiating a resolution of the Dispute. A mediator may not make a binding decision on a party to the Dispute except if the party agrees in writing.

17.6. CONFIDENTIALITY

     Any information or documents disclosed by a party under this clause 17:

     (a)  must be kept confidential; and

     (b)  may only be used to attempt to resolve the Dispute.


                                    News report broadcasting agreement / page 29

17.7. COSTS

     Each party to a Dispute must pay its own costs of complying with this clause 17. The parties to the Dispute must equally pay the costs of any mediator.

17.8. TERMINATION OF PROCESS

     A party to a Dispute may terminate the dispute resolution process by giving notice to each other after it has complied with clauses 17.1 to 17.3. Clauses 17.6 and 17.7 survive termination of the dispute resolution process.

17.9. BREACH OF THIS CLAUSE

     If a party to a Dispute breaches clauses 17.1 to 17.8, the other parties to the Dispute do not have to comply with those clauses in relation to the Dispute.

18.  Notices and other communications

18.1. SERVICE OF NOTICES

     A notice, demand, consent, approval or communication under this agreement (NOTICE) must be:

     (a) in writing, in English and signed by a person duly authorised by the sender, and

     (b) hand delivered or sent by prepaid post or facsimile to the recipient's address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

18.2. EFFECTIVE ON RECEIPT

     A Notice given in accordance with clause 18.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

     (a)  if hand delivered, on delivery;

     (b) if sent by prepaid post, on the second Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia);

     (c) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.


                                    News report broadcasting agreement / page 30

19.  Force majeure

     No party is liable for any failure to perform or delay in performing its obligations under this agreement if that failure or delay is due to a Ford Majeure event. If that failure or delay exceeds 30 days, the other party may terminate this agreement with immediate effect by giving notice to the other party. A party whose performance is affected by Force Majeure will use all reasonable endeavours to expedite resumption of the relevant performance failure.

20.  Goods And Services Tax

20.1. CONSIDERATION DOES NOT INCLUDE GST

     Unless specifically described in this Agreement as 'GST inclusive', any sum payable (or amount included in the calculation of a sum payable), or consideration to be provided, under or in accordance with this Agreement does not include any amount on account of GST.

20.2. GROSS UP OF CONSIDERATION

     Where any supply to be made by one party (SUPPLIER) to another party (RECIPIENT) under or in connection with this Agreement is subject to GST (other than a supply the consideration for which is specifically described in this Agreement as 'GST inclusive'):

     (a) the consideration payable or to be provided for that supply but for the application of this clause (GST EXCLUSIVE CONSIDERATION) shall be increased by, and the Recipient shall pay to the Supplier, an amount equal to the GST payable by the Supplier in respect of that supply; and

     (b) the Recipient must pay that additional amount at the same time and in the same manner as the GST Exclusive Consideration payable or to be provided for that supply.

20.3. REIMBURSEMENTS

     If any payment to be made to a party under or in connection with this Agreement is a reimbursement or indemnification of an expense or other liability incurred or to be incurred by that party, then the amount of the payment must be reduced by the amount of any input tax credit to which that party is entitled for that expense or other liability, such reduction to be effected before any increase in accordance with clause 20.2.

20.4. TAX INVOICES

     The Supplier must issue a tax invoice to the Recipient in respect of any taxable supply made by the Supplier under or in connection with this Agreement, such tax invoice to be issued no later than 14 days after the Supplier receives the consideration for that taxable supply.


                                    News report broadcasting agreement / page 31

20.5. ADJUSTMENTS

     If an adjustment event has occurred in respect of a taxable supply made under or in connection with this Agreement, any party that becomes aware of the occurrence of that adjustment event must notify each other party to that taxable supply as soon as practicable, and all of those parties agree to take whatever steps are necessary (including to issue an adjustment note), and to make whatever adjustments are required, to ensure that any GST or additional GST on that taxable supply, or any refund of GST (or part thereof), is paid no later than 28 days after the Supplier first becomes aware that the adjustment event has occurred.

20.6. INTERPRETATION

     A word or expression used in this clause which is defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) has the same meaning in this clause.

20.7. NON-MONETARY CONSIDERATION

     Notwithstanding the preceding provisions of this clause 20, the parties acknowledge and agree:

     (a) that this agreement will involve each of them malting taxable supplies to the other for GST purposes;

     (b) that the GST exclusive value of the services to be provided by ATN pursuant to clause 3 of this agreement (NOTIONAL REPORTS FEE) is the amount set out in Item 5 of Schedule 1;

     (c)  that throughout the Term of this agreement;

          (i) ATN shall provide tax invoices to the Broadcaster based on the Notional Reports Fee; and

          (ii) the Broadcaster shall provide tax invoices to ATN based on the total of:


               (A)  the Tag Broadcast Fee


               (B)  the Production Fee; and

               (C)  the Notional Reports Fee; and

          (iii) the GST amounts set out in those tax invoices are to be set off for convenience purposes so that ATN shall only be liable to pay to the Broadcaster the difference between those GST amounts.


                                    News report broadcasting agreement / page 32

21.  Relationship

     This agreement does not create a relationship of employment, agency, partnership or joint venture between the parties.

22.  Governing law and jurisdiction

     This agreement is governed by the law applicable in New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

23.  Counterparts

     This agreement may be executed in any number of counterparts.

24.  Alteration

     This agreement may be altered only in writing signed by each party.

25.  Assignment

     A party must not assign this agreement or any right under this agreement without the prior written consent of the other party, which must not be unreasonably withheld.

26.  Costs

     Each party must bear its own costs of preparing and executing this agreement.

27.  Entire agreement

     This agreement, including its schedules and annexures, constitutes the entire agreement between the parties as to its subject matter.


                                    News report broadcasting agreement / page 33

SCHEDULE 1 - ITEM REGISTRY


ITEM 1                 1 July 2005
Commencement Date
ITEM 2                 30 June 2008
End Date
ITEM 3                 $2,500,000 per annum (as adjusted by Schedule 3)
Production Fee
ITEM 4                 *** per annum (as adjusted by Schedule 3)
Tag Broadcast Fee
ITEM 5                 $200,000
Notional Reports Fee



                                    News report broadcasting agreement / page 34

SCHEDULE 2 -STATIONS

Sydney      2Day FM and Triple M
Melbourne   Fox FM and Triple M
Brisbane    B105 and Triple M
Adelaide    SAFM and Triple M
Perth       Mix 94.5 and 92.9


                                    News report broadcasting agreement / page 35

SCHEDULE 3 - PRODUCTION FEE AND TAG BROADCAST FEE


1.   DEFINITIONS

     In this schedule:

     (a) NON-BROADCASTING STATION means a Station not broadcasting the Tags as required under this agreement;


     (b) REDUCTION means the reduction of the Tag Broadcast Fee or Production Fee to which ATN is entitled by virtue of this schedule;



     (c) STATION TAG BROADCAST FEE PERCENTAGE means the percentage of the Tag Broadcast Fee attributable to the Non-Broadcasting Station as set out in Schedule 6;


     (d) RESOURCE PRODUCTION FEE means the amount of the Production Fee, in dollars, attributable to the Unavailable Resource as set out in
          Schedule 5, or where that is not set out in Schedule 5 due to a variation in the Production Resources, the fair value of the resource as determined by an Independent Accountant under clause 9.5;

     (e) STATION PRODUCTION FEE means the sum of the Resource Production Fees for any particular Station as set out in Schedule 5, or where that is not set out in Schedule 5 due to a variation in the Production Resources, the fair value of the resource as determined by an Independent Accountant under clause 9.5;

     (f) TR means the total number of Tags scheduled to be broadcast on the Non-Broadcasting Station in the year in which the Broadcaster fails to broadcast the Reports;

     (g) UNAVAILABLE RESOURCE means any item included in the Production Resources in Schedule 5 (and as amended from time to time under this agreement) that is not available to be used by ATN for any reason, but does not include any item ATN does not require be made available nor any item where a replacement resource is available to be used by ATN or where the purpose of provision of the listed item is otherwise able to be met by a resource or resources made available; and

     (h) UR means the number of or Tags which are not broadcast by the Broadcaster on the Non-Broadcasting Station.


                                    News report broadcasting agreement / page 36

2.   Tag Broadcast Fee

     The Tag Broadcast Fee is payable by ATN to the Broadcaster in equal monthly installments within 30 days of receiving from the Broadcaster the statement required under clause 9.2, unless otherwise stated in that clause.

3.   Adjustment of Tag Broadcast Fee

     (a) If the Broadcaster does not broadcast any Tag in accordance with the Broadcasting Schedule (except a Tag that the Broadcaster is not obliged to broadcast under this Agreement), and the Broadcaster does not broadcast, and notify ATN of, a replacement broadcast of the Tag within 5 days, ATN shall be entitled to a reduction of the Tag Broadcast Fee calculated as follows:

          Reduction = (UR/TR) x Tag Broadcast Fee x Station Tag Broadcast Fee Percentage

     (b) ATN may, in its sole discretion, waive its entitlement to part or all of the adjustment referred to in paragraph (a) above by notice in writing to the Broadcaster.


4.   PRODUCTION FEE

     The Production Fee is payable by ATN to the Broadcaster in equal monthly instalments within 30 days of receiving from the Broadcaster the statement required under clause 9.2, unless otherwise stated in that clause.

5.   ADJUSTMENT OF PRODUCTION FEE

     (a) If a Production Resource is unavailable to ATN during the Term, then the Production Fee shall be reduced by deducting from the Production Fee (on a pro-rata basis for the number of days (or part days) that the Unavailable Resource is unavailable to ATN) the proportion of the Resource Production Fee applicable to that Production Resource.

     (b) If ATN is entitled to a reduction of the Tag Broadcast Fee by virtue of paragraph 3 that is equal to or greater than 5% of the Tag Broadcast Fee payable in any one month period, ATN shall also be entitled to a reduction of the Production Fee for the affected Station calculated as follows:

          Reduction = (UR/TR) x Station Production Fee

     (c) There will not be a reduction in the Production Fee if ATN determines at any time during the Tern that it wishes to itself provide some of the Production Resources and therefore does not require by does not


                                    News report broadcasting agreement / page 37

6.   APPLICATION OF ADJUSTMENTS

     (a) Should ATN be entitled to more than one adjustment by virtue of this schedule then ATN shall be entitled to the sum of them all.


     (b) Any adjustments made to the Tag Broadcast Fee or the Production Fee in accordance with this schedule shall be accounted for, as far as is possible, by reducing the monthly payment of the Tag Broadcast Fee the Production Fee (as applicable) payable in respect of the month in which the events leading to the reduction occurred.


7.   CONSUMER PRICE INDEX CHANGES TO PRODUCTION FEE

     The Production Fee shall be increased or reduced in each year of the Term having regard to the change in the Consumer Price Index (All Groups) All Capital Cities.


                                    News report broadcasting agreement / page 38

SCHEDULE 4 - BROADCASTING SPECIFICATIONS

1.   ITEM 1- TAG SPECIFICATIONS

1.1  LENGTH OF TAGS

     Each Tag shall be no more than ten seconds in length.

1.2  QUALITY AND CONTENT OF TAGS

     (a) Each Tag shall comply in content and style with the Broadcaster's standard policies as provided by the Broadcaster to ATN, and as amended from time to time regarding tags on the Stations in the News Bulletins and also those generally in relation to advertising. It is acknowledged that the conduct of broadcasters can influence reform of advertising or broadcasting laws codes or regulation. The Broadcaster will be entitled to take into account regulator and community concern including those relating to setting its policies.

     (b) A Tag shall be produced and provided in a form which ensures that a reasonable listener of the Station(s) can distinguish that Tag as advertising material as opposed to editorial, news or other material. The Broadcaster shall have the absolute right, in its discretion, to reject any Tag which in the opinion of the Broadcaster does not conform to this paragraph, in which case ATN may provide a substitute Tag.

     (c) A Tag shall not contain news or current affairs material nor any political, religious, economic or social comment statement or opinion

     (d) A Tag must comply with the requirements of clause 6(a)(i) - (xi) of this agreement

     (e) A Tag for a Station shall not be voiced or presented by a person who presents News Bulletins or Reports for that Station.

     (f) All other specifications of the Tags shall be at the sole discretion of ATN, provided they comply with the requirements of clause 6 and otherwise with this agreement

2.   ITEM 2 - REPORT SPECIFICATIONS

2.1  QUALITY OF REPORTS

     In addition to the requirements under clause 6, the Reports must be of high quality, containing relevant and timely information so as to be of maximum benefit to the Target audiences of the Stations.


                                    News report broadcasting agreement / page 39

2.2  LENGTH OF REPORTS:

     The Reports shall be a length directed by the Broadcaster in writing to ATN.

2.3  NUMBER OF REPORTS

     The number of Reports made available will be no less than the number of Reports sufficient to enable the compilation by the Broadcaster of a Bulletin from the Reports (and Links) of the duration notified by the Broadcaster to ATN in writing from time to time, but not to exceed 5 minutes.

2.4  PRESENTERS

     (a) Persons supplied by the Broadcaster as part of the Production Services will be used to present the Reports and the Links. Should ATN wish to supply any person to present Reports it shall notify Broadcaster of that desire and supply to the Broadcaster the identity and background of the person and provide the Broadcaster with opportunity to evaluate the work of the proposed presenter. The Broadcaster will provide ATN with a response to that request as soon as practicable but in any event within 14 days of receipt of all relevant information. The Broadcaster has the right to accept or refuse the request in its entire discretion.

     (b) Should ATN provide any presenter of a Report then ATN will ensure that the Presenter sign an agreement containing, as a minimum, the following:

          (i) conditions sufficient to enable the Broadcaster to comply with any law regulation or Broadcasting Regulation (whether current or prospective) requiring the Broadcaster to collect or provide any information in relation to the presenter;

          (ii) provisions enabling the use of all material and Reports produced or voiced by the presenter in any manner contemplated or permitted by the terms of the agreement including a covenant assigning the intellectual property rights in the product of the presenters services to ATN and confirming the breadth of their permitted use in conformance with the agreement;

          (iii) a term requiring the presenter to attend training as reasonably required and also as necessary to enable compliance by a Broadcaster with the Broadcasting Services (Commercial Radio Compliance. program) Standard 2000;

          (iv) a covenant that, to the best of the presenter's knowledge and belief, the work the presenter produces will not be in breach of intellectual property rights of any person;


                                    News report broadcasting agreement / page 40

          (v) a covenant that the presenter will comply with all relevant laws and regulations in the provision of the services;

          and, in the case of the presenter whose employment is covered by any industrial award or agreement, the agreement with the presenter shall not contain any term or provision in breach of such award and ATN will comply with such award in all respects in relation to the engagement of that presenter.

     (c) In the case of a presenter supplied by ATN the Broadcaster shall have the right to seek that a replacement presenter be used should the Broadcaster be reasonably dissatisfied with the quality, reliability or style of content produced by that Presenter or in the case of any misconduct or other performance or behavioural issue that would reasonably give rise to such a request by the Broadcaster, or in the event that continuance of the use of the presenter will or is likely to detrimentally affect the business or reputation of the Broadcaster or its ability to secure the Production Resources or any of them.

2.5  STYLE OF REPORTS

     The Reports and Links for a Station must be presented in a style and be consistent with the relevant Station programming format and News Format as notified to ATN by the Broadcaster in writing. The Broadcaster will give reasonable notice (not exceeding 14 days) of any material change in format of the Station where that change affects the news requirements.


                                    News report broadcasting agreement / page 41

SCHEDULE 5 - PRODUCTION RESOURCES

SA FM - ADELAIDE AND       Jackie Burman
TRIPLE M - ADELAIDE        Monique Chrichton
                           Luke Jobson
                           Nicole Barnet
                           Tim Verrall
                           Maria Bradshaw
                           Catherine Ellis
                                                Total $400,000

TRIPLE M - MELBOURNE AND   Christie Kerr
FOX FM - MELBOURNE         Tamra Mercieca
                           Andrew O'Keefe
                           Susannah Wilson
                           Wendy McGuinness
                           Matthew Thompson
                           Peta Leslie
                           Lynette Hyslop
                           Erin Ivancic
                                                Total $390,000

2DAY FM - SYDNEY AND       Matthew McDonald
TRIPLE M - SYDNEY          Gil Tiddy
                           Russell Barwick
                           Geoffrey Field
                           Daniel Ginnane
                           Melissa Martin
                           Sasha Higlett
                           Fiona Young
                           Lisa Spencer
                                                Total $660,000

MIX 94.5 - PERTH AND       Phynea Papalazaros
92.9 - PERTH               Michael Groves
                           Deanne Bishop
                           Jeanne Charlton
                           Emilia Emin
                           Leanne Chidzey
                           Samantha Charlton
                           Amanda Walsh
                           Kimberley Howie
                           Sarah Tempest
                           Vanessa Haldoupis
                           Kristen Taylor
                           Simon Bailey


                                    News report broadcasting agreement / page 42

                                                Total $316,531

TRIPLE M - BRISBANE AND    Robyn Ironside
B105 - BRISBANE            Loretta Ryan
                           Emma Blackwood
                           Lachlan Wallis
                           Natalie Bochenski
                           Christen Hill
                           Natasha Jobson
                           Thea Ord
                           Amanda Lewis
                                                Total $265,000

TOTAL                      47

and also recording and editing equipment (including for on road), workstations access, studio access, Perth news vehicle and AAP licence access(totalling $510,000) in respect of the Stations only and being those items that are used exclusively for news production as at the date hereof.


                                    News report broadcasting agreement / page 43

SCHEDULE 6 - Tag Fee Percentages


B105 - BRISBANE         ***
TRIPLE M - BRISBANE     ***
92.9 - PERTH            ***
MIX 94.5 - PERTH        ***
TRIPLE M - SYDNEY_      ***
2DAY FM - SYDNEY        ***
SA FM - ADELAIDE        ***
TRIPLE M - ADELAIDE     ***
TRIPLE M - MELBOURNE    ***
FOX FM - MELBOURNE      ***


                                    News report broadcasting agreement / page 44

SCHEDULE 7 - BROADCASTING SCHEDULE

                   SCHEDULED TIMES FOR NEWS BULLETINS
STATION                         WEEKDAYS                             WEEKENDS / PUBLIC HOLIDAYS
-------   ----------------------------------------------------   ---------------------------------
2DAY      0600 to 0830 inclusive half hourly plus 1600,          0600 to 1000 inclusive hourly
          1700 and 1800

FOX       0600 to 0830 inclusive half hourly plus 1600,          0600 to 1000 inclusive hourly
          1700 and 1800                                          Saturdays, 0700 to 1000 hourly
                                                                 Sundays

B105      0500 to 0830 inclusive half hourly, plus 1600,         0600 to 0900 inclusive hourly
          1700 and 1800

SAFM      0600 to 0830 inclusive half hourly plus 1600,          0700 to 1200 inclusive hourly. In
          1700 and 1800                                          football season only SAFM runs
                                                                 sports updates hourly from 1300
                                                                 to 1800 inclusive

MIX       0500 to 0830 inclusive half hourly, then hourly        0600 to 1200 inclusive hourly
          1000 to 1800

92.9      0530 to 0830 inclusive half hourly, then 1600,         0600 to 0900 inclusive hourly
          1700 and 1800                                          Saturday, 0700 to 0900 inclusive
                                                                 hourly Sundays

2MMM      0600 to 0830 inclusive half hourly, plus 1600,         0600 to 1000 inclusive hourly
          1700 and 1800

3MMM      0600 to 0830 inclusive half hourly plus 1500, 1600,    0600 to 1000 inclusive hourly
          1700 and 1800                                          3MMM runs 5 M-Sport updates
                                                                 between 1100 and 1800 during
                                                                 football season and 8 per day
                                                                 outside football season

4MMM      0500 to 0830 inclusive half hourly, plus 1600,         0600 to 1800 inclusive virtually
          1700 and 1800                                          hourly (12 or 13 reports)

5MMM      0600 to 0830 inclusive half hourly, then hourly from   0700 to 1200 inclusive hourly.
          0900 to 1800                                           5MMM runs M-Sport updates hourly
                                                                 from 1300 to 1800 inclusive

UPDATES REQUIRED TO BE PROVIDED UNDER CLAUSE 3.1(C)

2MMM      two brief random updates between 9am and 3pm

3MMM      3 or 4 brief random updates between 9am and 3pm

4MMM      a minimum of 5 daytime updates between 9am and 3pm


                                    News report broadcasting agreement / page 45

SCHEDULE 8 - RESTRICTED CLIENTS

ITEM 1 - CATEGORY A CLIENTS

Any political party, trade union or related organisation or religious organisation

Any charitable organisation

Clients advertising or promoting any Adult product, service or location providing such product

Crazy Johns

Free to air Television Operators and their television affiliates

ITEM 2 - CATEGORY B CLIENTS


                                    News report broadcasting agreement / page 46

SCHEDULE 9 - RESTRICTED DAYS AND RESTRICTED BROADCASTING SCHEDULE

ITEM 1 - RESTRICTED DAYS

New Year's Day

Australia Day

Good Friday

Easter Monday

Anzac Day

the Queens Birthday public holiday

Labour Day

Christmas Day

Boxing Day

Melbourne Cup Day (Melbourne only)

Adelaide Cup Day (Adelaide only)

Foundation Day (WA only)

Together with any other officially declared public holiday in any State in which case the relevant day shall apply only to the Market in that State.


                                    News report broadcasting agreement / page 47

ITEM 2 - RESTRICTED BROADCASTING SCHEDULE

This table represents the News Bulletin broadcast schedule currently adopted by the relevant Station for the Restricted Days immediately prior to the execution of this agreement and is the indicative schedule for that purpose:

STATION
-------
2DAY      0600 to 1000 inclusive hourly
FOX       0700 to 1000 hourly
B105      0600 to 0800 inclusive hourly
SAFM      0700 to 1200 inclusive hourly
MIX       0600 to 1200 inclusive hourly
92.9      0600 to 0900 inclusive hourly Saturday, 0700 to 0900 inclusive hourly
          Sundays.
2MMM      0600 to 1000 inclusive hourly
3MMM      0600 to 1000 inclusive hourly
4MMM      0600 to 1800 inclusive virtually hourly (12 or 13 reports
5MMM      0700 to 1200 inclusive hourly

Additional Updates required under clause 3.1 (c )

3MMM - 5 M-Sport updates between 1100 and 1800 during football season and 8 per day outside football season

5MMM - M-Sport updates hourly from 1300 to 1800 inclusive

SA FM in football season only - sports updates hourly from 1300 to 1800 inclusive


                                    News report broadcasting agreement / page 48

SIGNING PAGE

EXECUTED as an agreement

EXECUTED BY THE AUSTRALIAN TRAFFIC NETWORK
PTY LIMITED


/s/ William L. Yde III     left arrow   /s/ William Pezzimanti        left arrow
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/company secretary
                                        (Please delete as applicable)


/s/ William L. Yde III                  William Pezzimanti
-------------------------------------   ----------------------------------------
Name of director (print)                Name of director/company secretary
                                        (print)


EXECUTED BY AUSTEREO PTY LIMITED


/s/ Michael Anderson       left arrow                                 left arrow
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/company secretary
                                        (Please delete as applicable)

Michael Anderson
-------------------------------------   ----------------------------------------
Name of director (print)                Name of director/company secretary
                                        (print)


                                                           MINTERELLISON|
                                                                        |LAWYERS


                                    News report broadcasting agreement / page 49